UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 11, 2008

Jo-Ann Stores, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-06695	34-0720629
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 Darrow Rd., Hudson, Ohio		44236
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(330) 656-2600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) As previously disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 2, 2008, the Board of Directors of Jo-Ann Stores, Inc. appointed Joseph M. DePinto and David A. Perdue, Jr. to serve as members of our Board, effective as of that day. On June 11, 2008, at our Annual Meeting of Shareholders, our shareholders elected Mr. DePinto and Mr. Perdue to our Board for one-year terms expiring at our 2009 Annual Meeting. On the same date, our Board appointed Mr. DePinto to serve on our Compensation and Corporate Governance Committees and Mr. Perdue to serve on our Audit and Corporate Governance Committees.

(e) At our 2009 Annual Meeting of Shareholders, our shareholders also approved the 2008 Incentive Compensation Plan (the "2008 Incentive Plan") and the 2008 Associate Stock Ownership Plan (the "ASOP"). A brief description of these plans follows, but is subject to the full text of these plans attached as Appendix A and Appendix B to our 2008 Proxy Statement.

2008 Incentive Plan

The 2008 Incentive Plan replaced our 1998 Incentive Compensation Plan, as amended (the "1998 Plan"), which expired on June 3, 2008. The 2008 Incentive Plan became effective on June 11, 2008, upon approval of our shareholders, and will continue in effect until June 11, 2018.

All non-employee Directors and employees (full time and part time that are non union, temporary or seasonal) of ours and any of our majority-owned subsidiaries are eligible to participate in the 2008 Incentive Plan and to receive awards, including stock appreciation rights, stock awards, stock options and incentive compensation awards. The awards are payable in shares, in cash or in a combination of shares and cash.

The maximum number of shares that we may issue or deliver under the 2008 Incentive Plan is 1,825,000. Any of our common shares that are subject to awards of stock options or stock appreciation rights shall be counted against this limit as one common share for every one common share delivered under the award. Any of our common shares that are subject to any other awards, such as restricted stock, shall be counted against this limit as 1.57 shares for every one common share delivered under the award. If any award, or any award or grant made pursuant to our 1998 Plan that was outstanding and unexercised or unvested on June 11, 2008, terminates, expires, or is cancelled, forfeited or settled in cash, then the underlying shares, to the same extent charged against the plan limit, will again be available for grant under the 2008 Incentive Plan and credited toward the plan limit.

ASOP

The ASOP replaced our previous Associate Stock Ownership Plan adopted as part of our 1998 Plan. The ASOP is an employee stock purchase plan that allows employees to purchase our common shares through payroll deductions. The maximum number of our common shares authorized for sale during the term of the ASOP is 600,000.

Except for temporary and seasonal employees, all employees of ours and our participating subsidiaries are generally eligible to participate in the ASOP. An employee may elect to defer at least 1% and at most 15% of his or her earnings for the purchase of our common shares with a maximum purchase of the lesser of 2,000 shares per an accumulation period or the maximum number of our common shares permissible under Section 423 ("Section 423") of the Internal Revenue Code of 1986, as amended. Under Section 423, we may not grant any employee rights to purchase our common shares under the ASOP in an amount exceeding $25,000 of the fair market value of our common shares (determined at the time of the grant) in any calendar year. In addition, we may not grant such rights to an employee if, immediately after the grant, such employee would own, or hold rights to acquire, 5% or more of our outstanding common shares.

The ASOP is effective as of June 12, 2008. Unless sooner terminated by our Compensation Committee or our Board of Directors, the ASOP will continue in effect until the earliest of: (1) June 11, 2018; (2) the date on which we have sold all shares available for issuance under the ASOP pursuant to the rights exercised under the ASOP; or (3) the date on which all rights are exercised in connection with a change in control of the company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1(1) Jo-Ann Stores, Inc. 2008 Incentive Compensation Plan.

10.2(1) Jo-Ann Stores, Inc. 2008 Associate Stock Ownership Plan.
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(1) Incorporated by reference to Appendix A and Appendix B, respectively, to our 2008 Proxy Statement filed with the Securities and Exchange Commission on June 4, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jo-Ann Stores, Inc.

June 12, 2008	By:	/s/ David Goldston

Name: David Goldston
Title: Senior Vice President, General Counsel and Secretary